SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event  reported):  February 5, 2004
                                                   ----------------------------


                               The Stanley Works
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


  Connecticut                  1-5224                  06-0548860
----------------          ----------------           -------------
(State or other             (Commission             (IRS Employer
jurisdiction of             File Number)            Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
--------------------------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (860) 225-5111
                                                   -----------------------------



                                 Not Applicable
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)




                       Exhibit Index is located on Page 3

                               Page 1 of 5 Pages

Item 5.     Other Events.

            The Stanley Works has announced the election of John F. Lundgren to the posts of chairman and chief executive officer, effective
            March 1, 2004. A copy of the press release announcing Mr. Lundgren's election is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

   (c)      Exhibits.

            Exhibit No.  Description
            -----------  ------------

             99.1 Press release, dated February 5, 2004 issued by The Stanley Works, announcing the election of John F. Lundgren to the posts of chairman and chief executive officer, effective March 1, 2004.














                                Page 2 of 5 Pages

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   THE STANLEY WORKS



Date: February 5, 2004            By:   /s/ Bruce H. Beatt
      ----------------            ---------------------------------
                                  Name:   Bruce H. Beatt
                                  Title:  Vice President, General
                                          Counsel and Secretary





                                  EXHIBIT INDEX
                           Current Report on Form 8-K
                             Dated February 5, 2004



                             Exhibit No.     Page
                             -----------    ------

                                99.1          4











                            Page 3 of 5 Pages

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE


The Stanley Works Names John F. Lundgren Chairman and Chief Executive Officer

New Britain, Connecticut, February 5, 2004... The Board of Directors of The Stanley Works (NYSE: SWK) today announced the election of John F. Lundgren to the posts of chairman and chief executive officer, effective March 1, 2004, concluding the board's search to fill this position. He will head the Office of the CEO and will oversee all corporate functions and business operations.

Mr. Lundgren, 52, has been employed by Georgia-Pacific Corporation since 2000, as President - European Consumer Products, a $2 billion business based in London. In that role, he has served industrial and consumer customers, including large retailers across Europe. As president of European operations, he reported to Georgia-Pacific's Chairman & CEO.

Mr. Lundgren held that same position with James River Corporation from 1995-1997 and Fort James Corporation from 1997-2000 until its acquisition by Georgia-Pacific in 2000. In this role he directed all operations, business strategy, long-range planning, merger and acquisition activity including the integration of acquired businesses, divestitures and strategic services.

The interim structure announced January 2, which includes John D. Opie, interim Chairman, Joseph J. DeAngelo, Executive Vice President and President - Tools Group, and James M. Loree, Executive Vice President - Finance and CFO, will continue to oversee the company's operations until March 1. Mr. Opie commented:
"We are delighted to announce the appointment of John Lundgren as Stanley's new Chairman and CEO. John has the experience and the ideal background to lead Stanley through the growth phase of its corporate development. His strong marketing, strategic planning and portfolio realignment skills line up perfectly with our growth objectives. I am confident the company will continue to make strong progress with all of its customer and investor focused initiatives under his leadership."

                                Page 4 of 5 Pages

Mr. Lundgren stated: "I was pleased to see Stanley report strong fourth quarter growth last week. I have watched with great interest as the company recently took several key steps to reposition its portfolio of businesses to achieve a stronger presence in favored markets. The two growth platforms - Tools and Security Solutions - are a great base upon which the company's growth phase can be built. Recognizing the great potential for high performance inherent in this strategy, I look forward to continuing the process of achieving sustained growth and enhanced shareholder returns."

Mr. Lundgren added: "This company has a proud history and, at the same time, enormous potential. It is a real privilege to be able to oversee a 160 year-old company that is recognized throughout the world as a great brand name."

Prior to 1995, Mr. Lundgren held positions of increasing responsibility with Jamont N.V. (a James River joint venture), James River Corporation, American Can Company and Gillette Company in a variety of disciplines that included strategic planning, corporate development, marketing and product management. He holds an M.B.A. from Stanford University and a B.A. from Dartmouth College.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and security solutions for professional, industrial and consumer use. More information about The Stanley Works, including corporate press releases, can be found at http://www.stanleyworks.com.

Contact: Gerry Gould, Vice President - Investor Relations at (860) 827-3833
                                       ggould@ stanleyworks.com








                                Page 5 of 5 Pages


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